Exhibit 3.2

FOURTH AMENDED AND RESTATED BY-LAWS

OF

X-RITE, INCORPORATED

ARTICLE I

SHAREHOLDERS

1.1 Place of Meetings. All meetings of shareholders shall be held at such place as may be designated from time to time by the Board of Directors, the Chairman of the Board or the President or, if not so designated, at the principal office of the corporation. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in a manner consistent with the Michigan Business Corporation Act (the “Act”).

1.2 Annual Meeting. The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board of Directors, the Chairman of the Board or the President (which date shall not be a legal holiday in the place where the meeting is to be held).

1.3 Special Meetings. Special meetings of shareholders for any purpose or purposes may be called at any time by only the Board of Directors, the Chairman of the Board or the President, and may not be called by any other person or persons. The Board of Directors may postpone or reschedule any previously scheduled special meeting of shareholders. Business transacted at any special meeting of shareholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

1.4 Notice of Meetings. Except as otherwise provided by law, notice of each meeting of shareholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting. The notices of all meetings shall state the place, if any, date, time and purpose of the meeting and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting.

1.5 Voting List. The Secretary shall prepare, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a physical location (and not solely by means of remote communication), then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by each of them.

1.6 Quorum. Except as otherwise provided by law, the Articles of Incorporation or these By-laws, the holders of a majority in voting power of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of capital stock is required by law or the Articles of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the corporation issued and outstanding and entitled to vote on such matter, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

1.7 Adjournments. Any meeting of shareholders may be adjourned from time to time to any other time and to any other place at which a meeting of shareholders may be held under these By-laws by the chairman of the meeting or by the shareholders present or represented at the meeting and entitled to vote, although less than a quorum. It shall not be necessary to notify any shareholder of any adjournment of less than 30 days if the time and place, if any, of the adjourned meeting, and the means of remote communication, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

1.8 Voting and Proxies. Each shareholder shall have one vote for each share of stock entitled to vote held of record by such shareholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Articles of Incorporation. Each shareholder of record entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action without a meeting, may vote or express such consent or dissent in person (including by means of remote communications, if any, by which shareholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote or act for such shareholder by a proxy executed or transmitted in a manner permitted by the Act by the shareholder or such shareholder’s authorized agent and delivered (including by electronic transmission) to the Secretary of the corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period. Voting at meetings of shareholders need not be by written ballot.

1.9 Action at Meeting. When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the shareholders at such meeting shall be decided by the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each such class or series, the holders of a majority in voting power of the shares of stock of that class or series present or represented at the meeting and voting affirmatively or negatively on such matter), except when a different vote is required by law, the Articles of Incorporation or these By-laws. When a quorum is present at any meeting, any election by shareholders of directors shall be determined by a plurality of the votes cast by the shareholders entitled to vote on the election.

1.10 Conduct of Meetings.

(a) Chairman of Meeting. Meetings of shareholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen by vote of the shareholders at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) Rules, Regulations and Procedures. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of shareholders of the corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of shareholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the person presiding over any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.

1.11 Action without Meeting.

(a) Taking of Action by Consent. Any action required or permitted to be taken at any annual or special meeting of shareholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted.

(b) Electronic Transmission of Consents. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a shareholder or proxyholder, or by a person or persons authorized to act for a shareholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the shareholder or proxyholder or by a person or persons authorized to act for the shareholder or proxyholder and (ii) the date on which such shareholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the State of Michigan, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to a corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(c) Notice of Taking of Corporate Action. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

ARTICLE II

DIRECTORS

2.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Articles of Incorporation.

2.2 Number, Election and Qualification. The number of directors of the corporation shall be no less than one (1), with the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Election of directors need not be by written ballot. Directors need not be shareholders of the corporation.

2.3 Chairman of the Board; Vice Chairman of the Board. The Board of Directors may appoint from its members a Chairman of the Board and a Vice Chairman of the Board, neither of whom need be an employee or officer of the corporation. If the Board of Directors appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors and, if the Chairman of the Board is also designated as the corporation’s President, shall have the powers and duties of the President prescribed in these By-laws. If the Board of Directors appoints a Vice Chairman of the Board, such Vice Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors. Unless otherwise provided by the Board of Directors, the Chairman of the Board or, in the Chairman’s absence, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors.

2.4 Tenure. Each director shall hold office until the next annual meeting of shareholders and until a successor is elected and qualified, or until such director’s earlier death, resignation or removal.

2.5 Quorum. At all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.6 Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting of the Board of Directors duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number is required by law or by the Articles of Incorporation.

2.7 Removal. Except as otherwise provided by the Act or the Articles of Incorporation, any one or more or all of the directors of the corporation may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that the directors elected by the holders of a particular class or series of stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of such class or series.

2.8 Vacancies. Except as otherwise provided by the Articles of Incorporation, unless and until filled by the shareholders, any vacancy or newly-created directorship on the Board of Directors, however occurring, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office, and a director chosen to fill a position resulting from a newly-created directorship shall hold office until the next annual meeting of shareholders and until a successor is elected and qualified, or until such director’s earlier death, resignation or removal.

2.9 Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the corporation at its principal office or to the Chairman of the Board, the President or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event.

2.10 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of shareholders.

2.11 Special Meetings. Special meetings of the Board of Directors may be held at any time and place whenever called by the President, any Vice President, the Secretary or any member of the Board of Directors.

2.12 Notice of Special Meetings. Notice of the date, place, if any, and time of any special meeting of the Board of Directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director at least 24 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

2.13 Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.14 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to the action in writing or by electronic transmission, and the written consents or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.15 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation with such lawfully delegable powers and duties as the Board of Directors thereby confers, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-laws for the Board of Directors. Except as otherwise provided in the Articles of Incorporation, these By-laws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

2.16 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.

ARTICLE III

OFFICERS

3.1 Officers; Election; Qualifications; Tenure. The Board of Directors shall elect a President, Secretary and Treasurer. The Board of Directors may also appoint one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers with such titles as the Board shall from time to time deem necessary or desirable. No officer need be a shareholder. Any two or more offices may be held by the same person. Except as otherwise provided by law, by the Articles of Incorporation or by these By-laws, each officer shall hold office until such officer’s successor is elected and qualified (unless a different term is specified in the resolution electing or appointing such officer) or until such officer’s earlier death, resignation or removal.

3.2 Resignation and Removal. Any officer may resign by delivering a written resignation to the corporation at its principal office or to the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event. Any officer may be removed at any time, with or without cause, by vote of a majority of the directors then in office.

3.3 Powers and Duties of Officers. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in a resolution by the Board of Directors and to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The

Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

3.4 Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

3.5 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

3.6 Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 3.6 which may be delegated to an attorney or agent may also be exercised directly by the Chairman of the Board, the President or the Vice President.

ARTICLE IV

CAPITAL STOCK

4.1 Issuance of Stock. Subject to the provisions of the Articles of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any shares of the authorized capital stock of the corporation held in the corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such lawful consideration and on such terms as the Board of Directors may determine.

4.2 Stock Certificate; Uncertificated Shares. The shares of the corporation shall be represented by a certificate or shall be uncertificated. Each holder of stock in the corporation represented by certificates shall be entitled to a certificate signed by, or in the name of the corporation (i) by the Chairman of the Board of Directors, the President or a Vice-President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or Assistant Secretary of the corporation, certifying the number of shares owned by him or her. Any or all signatures on a certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Section 332 and, if applicable, Sections 472 and 488 of the Act.

4.3 Transfers. Shares of stock of the corporation shall be transferable in the manner prescribed by law and in these By-laws. Transfers of shares of stock of the corporation shall be made only on the books of the corporation or by transfer agents designated to transfer shares of stock of the corporation. Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the corporation by the surrender to the corporation or its transfer agent of the certificates representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Incorporation or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

4.4 Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock in place of any previously issued certificates alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

4.5 Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the shareholders entitled to notice of or to vote at any meeting of shareholders or to express consent (or dissent) to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not precede the date on which the resolution fixing the record date is adopted, and such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 10 days after the date of adoption of a record date for a consent without a meeting, nor more than 60 days prior to any other action to which such record date relates.

If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. If no record date is fixed, the record date for determining shareholders entitled to express consent to corporate action without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first consent is properly delivered to the corporation. If no record date is fixed, the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

4.6 Regulations. The issue, transfer, conversion and registration of shares of stock of the corporation shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE V

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

5.1 Indemnification of Directors. The corporation shall indemnify, to the fullest extent authorized or permitted by the Act, any person, and his or her estate and personal representatives, who is made or threatened to be made a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, because such person is or was a director of the corporation or served any other enterprise at the request of the corporation.

5.2 Indemnification of Certain Officers. The corporation shall indemnify, to the fullest extent authorized or permitted by the Act, any officer or former officer of the corporation, and his or her estate and personal representatives, who is made or threatened to be made a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, that in any way involves or is related to such officer or former officer’s duties, as specifically set forth by the Board of Directors, involving any of the following: (1) dealing with persons buying, selling, proposing to buy or sell, or otherwise holding any securities issued by the corporation, (b) dealing with securities analysts or any other security industry professionals with respect to securities issued by the corporation, or (c) signing any statements certifying to the public, to the Securities Exchange Commission, or to any securities exchange, the corporation’s financial statements or any other reports of the corporation. The determination as to whether an officer or former officer of the corporation is entitled to indemnification under this provision shall be made by the corporation’s Board of Directors, in its sole discretion.

5.3 Nonexclusivity of Rights. The rights conferred on any director or officer by this Article V shall not be exclusive of any other rights which such director or officer may have or hereafter acquire under any statute, provision of the Articles of Incorporation, these By-laws, agreement, vote of shareholders or disinterested directors or otherwise.

5.4 Other Sources. The corporation’s obligation, if any, to indemnify or to advance expenses to any director or officer who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such director or officer may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

5.5 Other Indemnification and Prepayment of Expenses. This Article V shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than the directors and officers when and as authorized by appropriate corporate action.

ARTICLE VI

NOTICES

6.1 Notices. Whenever by statute, the Articles of Incorporation or these By-laws, notice is required to be given to any director, member of a committee or shareholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such director, member of a committee or shareholder at his address as it appears on the records of the corporation, or (b) by any other method permitted by law (including but not limited to overnight courier service, telephone, telecopy or electronic transmission).

6.2 Waivers of Notice. Whenever any notice is required by law, the Articles of Incorporation or these By-Laws, to be given to any director, member of a committee or shareholder, a waiver thereof in writing signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

GENERAL PROVISIONS

7.1 Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January of each year and end on the last day of December in each year.

7.2 Corporate Seal. The corporate seal may be in such form as approved by the Board of Directors.

7.3 Articles of Incorporation. All references in these By-laws to the Articles of Incorporation shall be deemed to refer to the Articles of Incorporation of the corporation, as amended and in effect from time to time.

7.4 Severability. Any determination that any provision of these By-laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-laws.

7.5 Pronouns. All pronouns used in these By-laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE VIII

AMENDMENTS

8.1 By the Board of Directors. These By-laws may be altered, amended or repealed, in whole or in part, or new by-laws may be adopted by the Board of Directors.

8.2 By the Shareholders. These By-laws may be altered, amended or repealed, in whole or in part, or new by-laws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any annual meeting of shareholders, or at any special meeting of shareholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.